Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2003

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

99.1                 Perficient, Inc. Press Release issued on October 31, 2003 announcing updated guidance on revenue for the year ended December 31, 2003 and announcing revenue guidance for the quarter ended December 31, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

On October 31, 2003, Perficient, Inc. announced updated guidance on revenue for the year ended December 31, 2003, and announced revenue guidance for the quarter ended December 31, 2003.  A copy of the press release issued on October 31, 2003 concerning the revenue guidance is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: November 3, 2003	By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated October 31, 2003, of the Registrant.